GLOBE LIFE INC. REPORTS
Third Quarter 2024 Results

McKinney, TX, October 23, 2024—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended September 30, 2024, net income was $3.44 per diluted common share, compared with $2.68 per diluted common share for the year-ago quarter. Net operating income for the quarter was $3.49 per diluted common share, compared with $2.71 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

●	Net income as an ROE(1) was 22.4% for the nine months ended September 30, 2024. Net operating income as an ROE(1) excluding accumulated other comprehensive income (AOCI) was 15.3% for the same period.

●	Net income(1) increased 18% and net operating income increased 19% over the year-ago quarter.

●
At the American Income Life Division, life net sales and life premiums increased over the year-ago quarter by 19% and 7%, respectively. Additionally, the average producing agent count increased 10% over the year-ago quarter.

●	At the Liberty National Division, the average producing agent count increased 14% over the year-ago quarter and life premiums increased 6%.

●
At the Family Heritage Division, health net sales increased 16% and health premiums increased 8% over the year-ago quarter. Additionally, the average producing agent count increased 8% over the year-ago quarter.

●	Total underwriting margin(1) increased 19% over the year-ago quarter.

●	Net investment income grew 7% over the year-ago quarter.

●	5.8 million shares of Globe Life Inc. common stock at a total cost of $580 million were repurchased during the quarter.

(1) Includes a $46.3 million remeasurement gain due to the unlocking of assumptions in the third quarter of 2024, as compared to a $3.2 million remeasurement gain due to the unlocking of assumptions in the year-ago quarter. These amounts, along with the experience-related adjustments, are included within the remeasurement gain or loss in the Consolidated Statement of Operations.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended September 30, 2024 and 2023:

Operating Summary
	Per Share
	Three Months Ended September 30,			Three Months Ended September 30,
	2024	2023	% Chg.	2024	2023	% Chg.
Insurance underwriting income(2)	$4.40	$3.38	30	$387,444	$324,330	19
Excess investment income(2)	0.45	0.35	29	39,503	33,918	16
Interest on debt	(0.36)	(0.27)	33	(31,388)	(25,955)	21
Parent company expense	(0.04)	(0.03)		(3,210)	(2,581)
Income tax expense	(0.87)	(0.67)	30	(76,887)	(63,903)	20
Stock compensation benefit (expense), net of tax	(0.09)	(0.06)		(7,603)	(6,096)
Net operating income	3.49	2.71	29	307,859	259,713	19

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.02)	(0.02)		(1,732)	(1,732)
Non-operating expenses	(0.01)	(0.01)		(503)	(898)
Legal costs and proceedings	(0.03)	—		(2,630)	—
Net income(3)	$3.44	$2.68		$302,994	$257,083

Weighted average diluted shares outstanding	88,087	95,818
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Nine Months Ended September 30,
	2024	2023
Net income	$815,566	$695,953
Net operating income	843,175	759,231
Net income as an ROE(1)	22.4%	22.6%
Net operating income as an ROE (excluding AOCI)(1)	15.3%	14.7%

	September 30,
	2024	2023
Shareholders' equity	$4,638,625	$4,623,131
Impact of adjustment to exclude AOCI	2,484,743	2,458,974
Shareholders' equity, excluding AOCI	$7,123,368	$7,082,105

Book value per share	$54.65	$48.51
Impact of adjustment to exclude AOCI	29.27	25.80
Book value per share, excluding AOCI	$83.92	$74.31
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 81% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 18% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 10% for the quarter, and net health sales increased 8%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended September 30, 2024 and 2023:

Insurance Premium Revenue
	Quarter Ended
	September 30, 2024	September 30, 2023	% Chg.
Life insurance	$818,638	$788,099	4
Health insurance	353,955	331,236	7
Annuity	—	—
Total	$1,172,593	$1,119,335	5

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended September 30, 2024 and 2023:

Insurance Underwriting Income
	Quarter Ended
	September 30, 2024	% of Premium	September 30, 2023	% of Premium	% Chg.
Insurance underwriting margins:
Life	$387,183	47	$300,088	38	29
Health	86,963	25	96,700	29	(10)
Annuity	1,721		2,077
	475,867		398,865		19
Other income	42		50
Administrative expenses	(88,465)		(74,585)
Insurance underwriting income	$387,444		$324,330		19
Per share	$4.40		$3.38		30

The ratio of administrative expenses to premium was 7.5%, compared with 6.7% for the year-ago quarter.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	September 30,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$221,246	52	$181,098	45	22
Direct to Consumer	88,279	36	63,058	25	40
Liberty National	44,701	48	27,426	31	63
Other	32,957	65	28,506	55	16
Total	$387,183	47	$300,088	38	29

Life Premium
	Quarter Ended
	September 30,
	2024	2023	% Chg.
American Income	$427,839	$400,214	7
Direct to Consumer	246,425	247,858	(1)
Liberty National	93,625	88,199	6
Other	50,749	51,828	(2)
Total	$818,638	$788,099	4

Life Net Sales(1)
	Quarter Ended
	September 30,
	2024	2023	% Chg.
American Income	$96,739	$81,066	19
Direct to Consumer	24,074	26,497	(9)
Liberty National	24,352	24,165	1
Other	2,259	2,469	(9)
Total	$147,424	$134,197	10
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	September 30,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$14,023	9	$15,473	11	(9)
Family Heritage	34,032	32	35,605	36	(4)
Liberty National	26,109	55	25,082	54	4
American Income	10,840	35	19,033	62	(43)
Direct to Consumer	1,959	11	1,507	9	30
Total	$86,963	25	$96,700	29	(10)

Health Premium
	Quarter Ended
	September 30,
	2024	2023	% Chg.
United American	$149,510	$137,077	9
Family Heritage	107,819	99,828	8
Liberty National	47,277	46,643	1
American Income	31,277	30,535	2
Direct to Consumer	18,072	17,153	5
Total	$353,955	$331,236	7

Health Net Sales(1)
	Quarter Ended
	September 30,
	2024	2023	% Chg.
United American	$15,529	$15,740	(1)
Family Heritage	29,326	25,312	16
Liberty National	8,122	8,652	(6)
American Income	5,566	4,673	19
Direct to Consumer	663	516	28
Total	$59,206	$54,893	8
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	September 30,			June 30,
	2024	2023	% Chg.	2024
American Income	12,031	10,983	10	11,869
Liberty National	3,794	3,339	14	3,700
Family Heritage	1,429	1,323	8	1,361

(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	September 30,
	2024	2023	% Chg.
Net investment income	$284,964	$266,926	7
Interest on policy liabilities(1)	(245,461)	(233,008)	5
Excess investment income	$39,503	$33,918	16
Per share	$0.45	$0.35	29
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 7% and average invested assets increased 5%. Required interest on policy liabilities increased 5% and average policy liabilities increased 5%.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at September 30, 2024 is as follows:

Investment Portfolio
	As of
	September 30, 2024
	Amount	% of Total
Fixed maturities at fair value(1)	$18,334,570	88
Mortgage loans	381,315	2
Policy loans	691,072	3
Other long-term investments(2)	1,221,888	6
Short-term investments	100,501	—
Total	$20,729,346
(1) As of September 30, 2024, fixed maturities at amortized cost were $19.1 billion, net of $7.1 million of allowance for credit losses.
(2) Includes $979 million of investments accounted for under the fair value option which have a cost of $967 million as of September 30, 2024.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of September 30, 2024 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	September 30, 2024
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,752,056	$511,426	$15,263,482
Municipals	3,253,819	—	3,253,819
Government, agencies, and GSEs(1)	439,763	—	439,763
Collateralized debt obligations	—	36,685	36,685
Other asset-backed securities	75,821	7,752	83,573
Total	$18,521,459	$555,863	$19,077,322
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at September 30, 2024 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
September 30, 2024	$19,084,454	$(7,132)	$(742,752)	$18,334,570

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.25% during the third quarter of 2024, compared with 5.19% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity and other investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	September 30,
	2024	2023
Amount	$81,569	$426,867
Average annual effective yield	6.2%	6.1%
Average rating	A-	A+
Average life (in years) to:
Next call	18.3	16.6
Maturity	30.1	26.6

Other Investment Acquisitions
	Quarter Ended
	September 30,
	2024	2023
Limited partnerships	$77,225	$70,008
Mortgage loans	42,500	29,559
Common stock	3,775	7,453
Company owned life insurance	200,000	—
Total	$323,500	$107,020

SHARE REPURCHASE:

During the quarter, the Company repurchased 5.8 million shares of Globe Life Inc. common stock at a total cost of $580 million and an average share price of $100.34.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2024 and 2025:

Globe Life projects net operating income between $12.20 to $12.40 per diluted common share for the year ending December 31, 2024. For the year ending December 31, 2025, we estimate that net operating income per share will be in the range of $13.20 to $13.90.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q3 2024 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of inflation, geopolitical events, and the recent pandemic on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment yields;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The impact of any reputational damage on the Company including the impact on the Company's ability to attract and retain agents;

14) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
15) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.
Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q3 2024 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its third quarter 2024 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, October 24, 2024. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q3 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q3 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Life premium	$818,638	$788,099	$2,438,385	$2,342,429
Health premium	353,955	331,236	1,046,617	982,916
Other premium	—	—	—	—
Total premium	1,172,593	1,119,335	3,485,002	3,325,345
Net investment income	284,964	266,926	853,178	785,275
Realized gains (losses)	(2,192)	(2,193)	(26,580)	(78,963)
Other income	42	50	192	185
Total revenue	1,455,407	1,384,118	4,311,792	4,031,842

Benefits and expenses:
Life policyholder benefits(1)	454,502	515,676	1,493,165	1,536,317
Health policyholder benefits(2)	221,926	193,790	629,676	580,676
Other policyholder benefits	11,756	9,578	32,830	27,488
Total policyholder benefits	688,184	719,044	2,155,671	2,144,481
Amortization of deferred acquisition costs	104,310	95,757	305,703	282,159
Commissions, premium taxes, and non-deferred acquisition costs	149,693	138,677	447,605	414,933
Other operating expense	104,874	85,870	297,196	256,074
Interest expense	31,388	25,955	91,413	76,640
Total benefits and expenses	1,078,449	1,065,303	3,297,588	3,174,287

Income before income taxes	376,958	318,815	1,014,204	857,555
Income tax benefit (expense)	(73,964)	(61,732)	(198,638)	(161,602)
Net income	$302,994	$257,083	$815,566	$695,953

Basic net income per common share	$3.45	$2.72	$8.96	$7.29

Diluted net income per common share	$3.44	$2.68	$8.93	$7.20
(1)Net of total remeasurement including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a gain of $70.6 million for the three months ended September 30, 2024, and a total remeasurement gain of $11.3 million for the same period in 2023. Net of a total remeasurement gain of $87.8 million for the nine months ended September 30, 2024, and a total remeasurement gain of $16.5 million for the same period in 2023.
(2)Net of a total remeasurement, including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a loss of $9.6 million for the three months ended September 30, 2024, and a total remeasurement gain of $7.8 million for the same period in 2023. Net of a total remeasurement loss of $3.1 million for the nine months ended September 30, 2024, and a total remeasurement gain of $8.3 million for the same period in 2023.

GL Q3 2024 Earnings Release